Exhibit 10.14

Cooperation Agreement

for the “Massive Health” Medical Technical Service Project

between

Ordos Xinhai Yihecheng Mengzhongyi Hospital

and

Longduoduo Health Technology Co., Ltd.

Party A: Ordos Xinhai Yihecheng Mengzhongyi Hospital

Party B: Longduoduo Health Technology Co., Ltd.

Cooperation Agreement for the “Massive Health” Medical Technical Service Project

between Ordos Xinhai Yihecheng Mengzhongyi Hospital and Longduoduo Health
Technology Co., Ltd.

Party A: Ordos Xinhai Yihecheng Mengzhongyi Hospital

Legal person: Zhang Min

Party B: Longduoduo Health Technology Co., Ltd.

Legal person: Zhang Liang

In order to better carry out the Inner Mongolian “Massive Health” medical technical service project, both parties hereto reach the following agreement through friendly negotiation in the principle of good faith, equality and mutual benefit.

I. Details of the cooperative project

The main cooperative projects between Party A and Party A are: “Immunological Ozonated Autohemotherapy”, “2000ml Immunological Ozonated Autohemotherapy” and “Meridian-regulating and Consciousness-restoring Iatrotechnics” etc.

II. Mode of cooperation

(I) “Immunological Ozonated Autohemotherapy”

1. Party A of the Project shall be responsible for providing the sites and qualifications for carrying out the cooperative projects and the management of the medical quality of service project operation, medical safety, medical staff and drug consumables.

2. Party B of the Project shall be responsible for the market operation for legal and standardized operation of the “Immunological Ozonated Autohemotherapy” medical business and management of the client relationship.

(II) “2000ml Immunological Ozonated Autohemotherapy”

1. Party A of the Project shall be responsible for providing the sites and medical staff for carrying out the cooperative projects.

2. Party B of the Project shall be responsible for providing compliant equipment and consumables, carrying out the market operation and managing the client relationship.

(III) “Meridian-regulating and Consciousness-restoring Iatrotechnics”

1. Party A of the Project shall be responsible for providing the sites, equipment, consumables and medical staff for carrying out the cooperative projects.

2. Party B of the Project shall be responsible for providing the medical resources for Ordos Xinhai Yihecheng Mengzhongyi Hospital (such expenses to be undertaken by Party B and paid per occurrence), signing the cooperative agreement with the hospital, carrying out the market operation and managing the client relationship.

II. Project cooperation period

The cooperative period of both parties hereto shall be five years, from September 5, 2021 to September 4, 2026.

III. Rights, responsibilities and obligations of Party A

1. Party A shall be responsible for the procurement and quality control of the doctor resources and relevant drugs and consumables of the Project.

2. Party A shall be responsible for the equipment operation and the other medical services purchased by the client from Party A.

3. Party A shall be responsible for the medical risk control during the implementation process of “Immunological Ozonated Autohemotherapy” and the medical accidents due to the illegal operation of Party A. The compensation expenses shall be undertaken by Party A independently and Party B shall not be liable for any compensation.

4. Party A shall be obliged to assist Party B in completing the market expansion work and participating in relevant activities organized by Party B and Party A allows Party B to use the trademark, name, image of Party A in a regulated and legal way to provide help for the activities.

5. Party A shall provide a waiting and negotiation room for Party B (In case of forces majeure such as relocation or removal of Party A, the size of the office room provided to Party B shall be separated arranged by Party A) and such room shall be rent free within the five years of contract period so as to facilitate the business development of this cooperative project. The expenses for water, electricity, heat and property management during the room use period and the expenses for the existing furniture shall be undertaken by Party A.

6. Party A shall provide the settlement receipt to Party B regularly.

7. Party A may inquire the operating condition of the Project from time to time and Party B shall give active assistance.

IV. Rights, responsibilities and obligations of Party B

1. Party B shall ensure the legality of the business carried out and be responsible for the development and benefits of Party A and Party B. In case of any contradiction and dispute in the market operation, Party B shall be responsible for settlement and Party A shall not undertake any liability.

2. Party B shall guarantee the supply of clients. Within the first six months in the first year after the contract conclusion, the number of clients of “Immunological Ozonated Autohemotherapy” allocated to Party A shall not be less than 1200 while that in the following six months in the first year shall not be less than 600. The number of clients in each later year shall not be less than 1200.

3. Party B shall be responsible for the dispute and compensation arising out of the client’s dissatisfaction towards the treatment result after the treatment is completed and Party A shall make full effort to assist Party B in settling the problems for the clients.

4. Party A is the unique strategic cooperative partner (excluding Jiuzun Hospital) of the “massive health” project of Party B in Erdos. Party B undertakes to develop Party A into the headquarter base for expanding the national business of “Longduoduo Massive Health”, gradually introduce in and improve other cooperative projects, invest in large-scale equipment, realize sample exhibition and national experience base.

5. Party B shall ensure to mainly promote the medical projects in cooperation with Ordos Xinhai Yihecheng Mengzhongyi Hospital.

V. Relevant benefit distribution

1. “Immunological Ozonated Autohemotherapy”: RMB 800 shall be paid to Party A for each small treatment course (5 times), i.e. average RMB 160/time (including all covered expenses): and RMB 1600 shall be paid to Party A for each big treatment course (10 times) (including all covered expenses); the expenses for blood test and ECG before the therapy shall be collected by Party B based on the pricing standard of second-class hospital, while for the tested items, 90% of the test expenses shall be paid to Party A.

2. “2000ml Immunological Ozonated Autohemotherapy”: Party B shall make a payment to Party A at RMB 800/person/time and for each treatment, autologous blood transfusion shall be completed in 10 cycles, with each cycle covering 200 ml. Such therapy may be completed in two times at most due to personal reasons of the patients and additional expenses shall be charged for any excessive part. If Party A carries out the project independently, then Party A can share the profit at 50% of the sales price.

3. “Meridian-regulating and Consciousness-restoring Iatrotechnics”: Party A shall make payment to Party A at the standard of RMB 450/person (including the medical consumables).

4. In case of any other cooperative projects, additional contract agreements will be separately signed.

VI. Termination of Agreement

1. The “Immunological Ozonated Autohemotherapy” sold by Party A shall be RMB 320/time (not to be less than RMB 320/time).

2. The price of the “Immunological Ozonated Autohemotherapy” during the process of promotion by Party B shall not be higher than RMB 320/time (with reasonable membership price for the clients).

3. If the “Immunological Ozonated Autohemotherapy” sold by Party A is less than 320/time, Party B will automatically cancel the cooperation agreement.

4. The sales price of the “2000ml Immunological Ozonated Autohemotherapy” by Party A shall not be less than RMB 5000/time;

5. The retailed price of the “Meridian-regulating and Consciousness-restoring Iatrotechnics” sold by Party A shall be RMB 1800/time;

If one party of Party A and Party B propose to terminate the cooperation in advance, it shall notify the other party at least 1 month in advance, and the cancellation agreement shall be signed upon consensus.

VII. Clauses regarding breach

1. Party A shall strictly perform the provisions of the above mentioned clauses, and in case of breach, it shall compensate Party B for all actual economic losses.

2. Party B shall strictly perform the provisions of the above mentioned clauses, and in case of breach, it shall compensate Party A for all actual economic losses.

3. If Party B fails to pay the expert expenses as agreed, it shall be deemed a breach and all losses of Party A caused thereby shall be undertaken by Party B.

VIII. Dispute resolution

1. The Agreement shall be governed by the laws of the People’s Republic of China.

2. In case of any dispute regarding the existence, validity, performance, interpretation and termination of the Agreement, both parties hereto shall make settlement through friendly negotiation. If the negotiation fails, or if any one party objects to make negotiation, then any party hereto may apply to the court where the hospital of Party A is located or apply to the arbitration for settlement.

IX. The Agreement shall be made in four copies and come into effect from the date when Party A and Party B both give the signature. Both parties hereto shall each keep two copies. If the Agreement needs to be modified, the supplementary agreement shall be equally effective as the Agreement.

X. Both parties hereto are willing to sign the Agreement without force and have read and understood the provisions of the clauses as listed herein and agree to be bound by such provisions.

No text below

Seal of Party A: Ordos Xinhai Yihecheng Mengzhongyi Hospital
Signature of the legal person or representative: Ordos Xinhai Yihecheng Mengzhongyi Hospital (seal)	Date: September 5, 2021
Seal of Party B: Longduoduo Health Technology Co., Ltd.
Signature of the legal person or representative: Special contract seal of Longduoduo Health Technology Co., Ltd. (seal)	Date: September 5, 2021

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